Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Maryland Dividend Advantage Municipal Fund 3

811-21153


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 30, 2009; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies. The meeting was subsequently adjourned to January 12, 2010.

Voting results are as follows:

 <c>Common and MuniPreferred shares voting
together as a class
<c>  MuniPreferred shares voting
together as a class
To approve the elimination of the Funds fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
            2,444,885
                      884
   Against
               114,510
                        19
   Abstain
                 86,133
                          1
   Broker Non-Votes
               893,042
                         -
      Total
            3,538,570
                      904



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            2,454,038
                      892
   Against
               113,840
                        11
   Abstain
                 77,650
                          1
   Broker Non-Votes
               893,042
                         -
      Total
            3,538,570
                      904



Proxy materials are herein incorporated by reference to the SEC filing on October 22 2009, under Conformed Submission Type DEF 14A, accession number 0000950123-09-052365.